Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOCUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Storm Cat Energy Corporation of our report dated April 5, 2006 relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 20-F/A of Storm Cat Energy Corporation for the year ended December 31, 2005.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

HEIN & ASSOCIATES LLP

Denver, Colorado
February 28, 2007